  Exhibit 99.1

ENVELA RETAIL SUBSIDIARY EXPECTS TO REPORT RECORD RESULTS AND IS SET TO ACCELERATE EXPANSION PLANS

DALLAS, Texas / ACCESSWIRE / May 3, 2022 / DGSE, LLC (“DGSE”), a subsidiary of Envela Corporation (NYSE American:ELA) (“Envela” or the “Company”), announced today that after a record first quarter it plans to accelerate expansion plans.

With extraordinary gains in its retail business during the first quarter, DGSE expects to post a record quarter. Based on these strong results the company intends to accelerate the pace of new stores, building on its success of recent openings.

“In the first quarter we enjoyed solid increases in sales and profits, as consumers responded to our new stores better than anticipated. We want to continue executing on our profitable growth strategy while strengthening our brand,” said Allison DeStefano, President of DGSE. “We believe with our disciplined approach to site selection, relatively low investment costs and strong new store opening performance, we can profitably expand our store count nationally,” added DeStefano.

The contemplated store openings are subject to finding suitable locations, negotiate suitable purchase or lease terms, and hiring operating personnel in our target markets and there is no guarantee that we will be able to for our planned expansion in any future period.

About DGSE

DGSE focuses on sustainable, authenticated re-commerce of luxury brands and diamonds. Its retail strategy is anchored in being an information resource for clients, bringing transparency to purchase and sale transactions, and offering value and liquidity to those seeking to buy, sell or trade jewelry, watches, diamonds, or coins. DGSE strives to deliver an unrivaled customer experience. It features a broad selection of high-quality vintage and new jewelry, precious-metal bullion, rare coins, fine timepieces, and diamonds, together with value pricing and a customer-friendly sales process.

DGSE wholesales and retails jewelry, diamonds, fine watches, and precious metal bullion and rare-coin products through its Charleston Gold & Diamond Exchange and Dallas Gold & Silver Exchange operations. DGSE has specialized in buying and selling jewelry for over 40 years, making our expert staff among the best in the business.

About Envela

Envela is the North American re-commerce leader, enabling a better world via the circular economy. It empowers buyers and sellers to extend the useful life of specialty and durable goods, and to seize retail, recycling, and reverse-logistics supply-chain opportunities. This financially benefits consumers and manufacturers alike. Envela operates primarily via two re-commerce business segments, DGSE and ECHG. DGSE (Envela’s B2C portfolio) operates retail stores and online sites offering luxury hard assets and precious metals, including gold, silver, and diamonds. ECHG (Envela’s B2B portfolio) re-commercializes consumer electronics and IT equipment, and also provides end-of-life recycling services for products in a variety of industries. Envela conducts its re-commerce operations at retail and wholesale levels, through distributors, resellers, dedicated stores, and online. Holdings in all of Envela’s business units have recognized multiple years of growth.

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Additional information about Envela is available at its investor-relations site, Envela.com.

Forward-Looking Statements

This press release includes statements that may constitute “forward-looking” statements, including statements regarding future events and developments, potential purchases, acquisitions, expansion, and the potential future success of business lines and strategies. As well as management’s expectations, beliefs, plans, estimates or projections relating to the future. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, market conditions and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission. By making these statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release except as required by law.

Investor Relations Contact:

Investor Relations

1901 Gateway Drive | Irving, TX 75038

investorrelations@envela.com

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